UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

FSP 303 EAST WACKER DRIVE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53165	20-8061759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200 Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of May 12, 2016, Janet P. Notopoulos retired from FSP 303 East Wacker Drive Corp. (the “Company”) and resigned as a director and as Executive Vice President of the Company. The effective date of Ms. Notopoulos’ resignation from the Company coincides with the effective date of her previously announced retirement from Franklin Street Properties Corp. (“FSP Corp.”). On May 12, 2016, the Board of Directors of the Company (the “Board”) elected John F. Donahue to the Board of Directors to fill the vacancy on the Board resulting from Ms. Notopoulos’ retirement, effective as of May 12, 2016. Mr. Donahue will serve on the Board until his successor has been duly elected and qualified, in accordance with the Company’s By-Laws, or until his earlier death, removal or resignation. The Board also appointed Mr. Donahue to the position of Executive Vice President of the Company, effective as of May 12, 2016.

There are currently no arrangements or understandings between Mr. Donahue and any other person pursuant to which Mr. Donahue was appointed to serve as a member of the Board. There have been no transactions with the Company since January 1, 2015 in which Mr. Donahue, or his immediate family members, had or will have a direct or indirect material interest.

In addition, on May 12, 2016, the Company appointed Jeffrey B. Carter, age 44, as President and Chief Investment Officer of the Company. Jeffrey Carter is assuming the role of President from George J. Carter, who will remain Chief Executive Officer and a director of the Company. Jeffrey Carter has served as Executive Vice President of the Company since 2015 and as a director of the Company since 2006. He previously served as Vice President of the Company from 2006 to 2015. Prior to joining FSP Corp. in 1998, Jeffrey Carter worked in Trust Administration for Northern Trust Bank in Miami, Florida. Jeffrey Carter is a graduate of Arizona State University (B.A.), The George Washington University (M.A.), and Cornell University (M.B.A.).

Jeffrey Carter’s father, George Carter, serves as Chief Executive Officer and a director of the Company and Jeffrey Carter’s brother, Scott H. Carter, serves as Executive Vice President, General Counsel and Secretary of the Company. Jeffrey Carter, George Carter and Scott Carter do not receive remuneration from the Company for their services. George Carter, Jeffrey Carter and Scott Carter each serve as executive officers of FSP Corp., and George Carter is a director of FSP Corp. For information on transactions between the Company, FSP Corp. and subsidiaries of FSP Corp., see “Certain Relationships and Related Transactions, and Director Independence—Certain Relationships and Related Transactions” in the Company’s Annual Report on Form 10-K (File No. 000-53165) filed with the Securities and Exchange Commission on March 14, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2016	FSP 303 EAST WACKER DRIVE CORP.
By:	/s/ George J. Carter
George J. Carter Chief Executive Officer